                                  SCHEDULE 14A
                                 (RULE 14-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14 OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       APPLE COMPUTER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

    The date on which the definitive copies of this Proxy Statement are intended to be released to security holders is December 22, 1997.

                                                                PRELIMINARY COPY

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 3, 1998

To Holders of Common Stock of

Apple Computer, Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "COMPANY"), will be held on Tuesday, February 3, 1998 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy
Statement:

    1. To elect three directors to Class II of the Company's Board of Directors.

    2. To approve an amendment to the Company's Restated Articles of Incorporation to eliminate the classification of the Company's Board of Directors and thereby ensure that each director will stand for election annually.

    3. To approve (i) the Apple Computer, Inc. 1997 Director Stock Option Plan, which provides for the issuance of up to 400,000 shares of the Company's common stock, no par value (the "COMMON STOCK"), and (ii) the grant pursuant to a predecessor stock option plan for non-employee directors of 15,000 stock options to each of Edgar S. Woolard, Jr. and Gareth C.C. Chang, both non-employee directors of the Company, and the reservation of 430,000 shares of Common Stock in the aggregate for issuance pursuant to the 1997 Director Stock Option Plan and such grants.

    4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal year 1998.

    5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

    Only shareholders of record as of the close of business on December 8, 1997 are entitled to receive notice of, to attend and to vote at the meeting.

                                          Sincerely,

                                          [SIGNATURE]

                                          NANCY R. HEINEN

                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Cupertino, California
December 22, 1997

                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014

                                PROXY STATEMENT

INTRODUCTION

    The enclosed Proxy is solicited on behalf of the Board of Directors (the "BOARD") of Apple Computer, Inc., a California corporation (the "COMPANY"), for use at the Company's annual meeting of shareholders (the "ANNUAL MEETING") to be held on Tuesday, February 3, 1998 at 10:00 a.m., local time, or at any adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address set forth above.

    The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson & Company Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.

    These proxy solicitation materials were mailed on or about December 22, 1997 to all shareholders entitled to vote at the Annual Meeting.

PROCEDURAL MATTERS

    Shareholders of record as of the close of business on December 8, 1997 (the "RECORD DATE") are entitled to notice of, to attend and to vote at the Annual
Meeting. There were [      ] shares of Common Stock issued and outstanding on
the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was
$[      ] per share.

    A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

    The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson & Company Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $12,500 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telecopy or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    In the election of directors, the three candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 through 5 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "QUORUM"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "VOTES CAST") with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

DIRECTORS

    The name of, principal occupation of, and certain additional information about each of the three nominees and the three current directors with unexpired terms are set forth below. On August 5, 1997, all of the members of the Board other than Messrs. Woolard and Chang resigned and were replaced by Steven P. Jobs, Lawrence J. Ellison, William V. Campbell and Jerome B. York. One Class II director seat remained unfilled on Apple's Board after August 5, 1997 and, pursuant to an amendment to the Company's by-laws, has been eliminated, thereby reducing the number of directors on the Board from seven to six.

    Shareholders are being asked to approve an amendment to the Company's Restated Articles of Incorporation which would, if approved, eliminate the classification of the Board and ensure that each director will stand for election annually. For a description of this proposal, see the section of this Proxy Statement entitled "PROPOSAL NO. 2--APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS".

    Listed below are the Class II directors nominated for re-election at the Annual Meeting. If shareholders approve the proposal to declassify the Board, all of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.

                                                                                                                  DIRECTOR
NAME                                                        POSITION WITH THE COMPANY                   AGE         SINCE
----------------------------------------------  --------------------------------------------------      ---      -----------
Steven P. Jobs................................  Director and Interim Chief Executive Officer                42         1997
Lawrence J. Ellison...........................  Director                                                    53         1997
Edgar S. Woolard, Jr..........................  Director                                                    63         1996

    Listed below are the Class I directors whose two-year terms do not expire until the next annual meeting of shareholders.

                                                                                                                  DIRECTOR
NAME                                                        POSITION WITH THE COMPANY                   AGE         SINCE
----------------------------------------------  --------------------------------------------------      ---      -----------
Gareth C.C. Chang.............................  Director                                                    54         1996
William V. Campbell...........................  Director                                                    57         1997
Jerome B. York................................  Director                                                    59         1997

    WILLIAM V. CAMPBELL has been President and Chief Executive Officer and a director of Intuit Inc. since April 1994. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. From 1987 to January 1991, he served as President and Chief Executive Officer of Claris Corporation, a subsidiary of the Company. Mr. Campbell also serves on the board of directors of SanDisk Corporation and Great Plains Software.

    GARETH C. C. CHANG has been Corporate Senior Vice President of Hughes Electronics since 1993. Previously, he was Corporate Vice President of McDonnell Douglas Corporation. He is currently a director of Mallinckrodt, Inc.

    LAWRENCE J. ELLISON has been Chief Executive Officer and a director of Oracle Corporation ("ORACLE") since he co-founded Oracle in May 1977, and was President of Oracle until June 1996. Mr. Ellison has been Chairman of the Board of Oracle since June 1995. Mr. Ellison is a director of SuperGen, Inc., Co-Chairman of California's Council on Information Technology and a member of President Clinton's Export Council.

    STEVEN P. JOBS is one of the Company's co-founders and currently serves as its Interim Chief Executive Officer. Mr. Jobs is the also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NEXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997, when NeXT was acquired by the Company.

    EDGAR S. WOOLARD, JR. served as the Chairman of the Board of Directors of E.
I. DuPont de Nemours & Co. ("DUPONT") until October 1997. Previously, he held the positions of President and Chief Executive Officer of DuPont. He is currently a director of Citicorp and Zurich Holding Company of America, Inc.

    JEROME B. YORK has served as Vice Chairman of Tracinda Corporation since September 1995 and has served in a number of executive positions at Chrysler Corporation, including Executive Vice President-Finance and Chief Financial Officer from May 1990 to May 1993. He also served as a director of Chrysler Corporation from 1992 to 1993. In May 1993, he joined International Business Machines Corporation ("IBM") as Senior Vice President and Chief Financial Officer, and he served as a director of IBM from January 1995 to August 1995. Mr. York also is a director of USA Waste Services, Inc., MGM Grand, Inc. and Metro-Goldwyn-Mayer, Inc.

BOARD MEETINGS AND COMMITTEES

    The Board met a total of twelve times during fiscal year 1997 and took action once by unanimous written consent in lieu of a meeting. The Board has a standing Audit and Finance Committee and a Compensation Committee. Until September 10, 1997, the Board maintained a Director Affairs Committee.

    The current members of the Board's Audit and Finance Committee are Messrs. York and Campbell, neither of whom is an employee of the Company. The Audit and Finance Committee is primarily responsible for reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant finance transactions. The Audit and Finance Committee met three times during fiscal year 1997 and took action once by unanimous written consent in lieu of a meeting.

    The current members of the Board's Compensation Committee (the "COMPENSATION COMMITTEE") are Messrs. Woolard and Chang, neither of whom is an employee of the Company. In fiscal year 1997, the members of the Compensation Committee were, through January 1997, Delano E. Lewis (Chairman), B. Jurgen Hintz and Katherine
M. Hudson. From January 1997 through June 1997, the members of the Compensation Committee were Mr. Lewis (Chairman), Mr. Chang and Ms. Hudson. From June 1997 through July 1997, the Compensation Committee was comprised of Messrs. Lewis (Chairman), Chang and Woolard. In July 1997, Mr. Lewis resigned from the Board and Mr. Woolard became the Chairman of the Compensation Committee. No person who was an employee of the Company in fiscal year 1997 served on the Compensation Committee in fiscal year 1997. The Compensation Committee is primarily responsible for reviewing compensation to be paid to officers of the Company and for administering the Company's equity-based incentive plans. The Compensation Committee met eleven times during fiscal year 1997 and took action four times by unanimous written consent in lieu of a meeting.

    Through September 10, 1997, the Board maintained a Director Affairs Committee. Messrs. Lewis and Woolard and Ms. Hudson were members of the Board's Director Affairs Committee at various times. Mr. Lewis and Ms. Hudson resigned from the Board on July 25, 1997 and August 5, 1997, respectively, and the Board officially dissolved the Director Affairs Committee on September 10, 1997. The Director Affairs Committee was primarily responsible for reviewing and recommending qualified candidates for election as directors to the Board. The Director Affairs Committee met three times during fiscal year 1997.

    During fiscal year 1997, with the exception of Mr. Ellison, no director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

DIRECTOR COMPENSATION

    Prior to April 1, 1997, directors who were not employees of the Company were paid a retainer of $7,000 per quarter and a fee of $1,000 per Board meeting attended. No additional fees were paid for attendance at committee meetings. During the period from April 1, 1997 through August 5, 1997, the Company's directors were paid a retainer of $6,750 per quarter, a fee of $2,000 per Board meeting attended and a fee of $1,000 per committee meeting, if such meeting was held on a different day than a Board meeting. In addition, the Company adopted a stock option plan for its non-employee directors (the "PRIOR PLAN") which provided for automatic grants of 15,000 options to each non-employee director.

    As of August 5, 1997, the Company ended its practice of paying cash retainers and fees to directors, terminated the Prior Plan and approved the Apple Computer, Inc. 1997 Director Stock Option Plan (the "DIRECTOR PLAN"), pursuant to which the Company's non-employee directors are granted 30,000 stock options upon their initial election to the Board. On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary, the director will be entitled to receive 10,000 vested stock options.

    Messrs. Woolard and Chang were each granted 15,000 stock options under the Prior Plan on March 25, 1997. In connection with the replacement of the Prior Plan with the Director Plan, Messrs. Woolard and Chang were permitted to retain their grants under the Prior Plan and received only 15,000 stock options for their initial grants under the Director Plan. For a description of the Director Plan and the automatic grants to Messrs. Woolard and Chang under the Prior Plan, see the section of the Proxy Statement entitled "PROPOSAL NO. 3--APPROVAL OF THE APPLE COMPUTER, INC. 1997 DIRECTOR STOCK OPTION PLAN AND INDEPENDENT STOCK OPTION GRANTS TO EDGAR S. WOOLARD, JR. AND GARETH C.C. CHANG". The Company reimburses non-employee directors for travel and other incidental expenses incurred in attending Board and committee meetings.

EXECUTIVE OFFICERS

    The following sets forth certain information regarding the executive officers of the Company as of December 1, 1997. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section of this Proxy Statement entitled "Directors".

    FRED D. ANDERSON, Executive Vice President and Chief Financial Officer (age
53), joined the Company in April 1996. Prior to joining the Company, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. ("ADP"), a position he held from August 1992 to March 1996. Prior to joining ADP, Mr. Anderson held several domestic and international executive positions at MAI Basic Four, Inc., including President and Chief Operating Officer.

    NANCY R. HEINEN, Senior Vice President, General Counsel and Secretary (age
41), joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997. Prior to joining NeXT, Ms. Heinen was Group Counsel and Assistant Secretary at Tandem Computers Incorporated from 1989 to 1994, and previously had been employed in private legal practice.

    MITCHELL MANDICH, Senior Vice President, Americas Sales and Service (age
49), joined the Company in Feburary 1997 upon the Company's acquisition of NeXT. Mr. Mandich has also served with the Company in the position of Vice President, North American Business Division. Prior to joining the Company, Mr. Mandich held the position of Vice President, Worldwide Sales and Service with NeXT from December 1995 through February 1997. Before joining NeXT, Mr. Mandich served in the position of Senior Vice President, Americas Sales and Marketing with Pyramid Technology Corporation from January 1993 to November 1995.

    JONATHAN RUBINSTEIN, Senior Vice President, Hardware Engineering (age 41), joined the Company in February 1997. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated ("FIREPOWER"), from May 1993 to August 1996. Before joining FirePower, Mr. Rubinstein was Vice President and General Manager, Hardware and Vice President, Hardware Engineering at NeXT.

    AVADIS TEVANIAN, JR., PH.D., Senior Vice President, Software Engineering (age 36), joined the Company in February 1997 upon the Company's acquisition of NeXT. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995, Dr. Tevanian worked as an engineer with NeXT and held several management positions.

    SINA TAMADDON, Vice President and General Manager, Newton Group (age 40), joined the Company in September 1997. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996, Mr. Tamaddon held the position of Vice President, Professional Services with NeXT. Prior to joining NeXT, Mr. Tamaddon served as Vice President, Advanced Technology for Software Alliance Incorporated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of November 7, 1997 (the "TABLE DATE"), certain information with respect to the beneficial ownership of Common Stock. Based on information available to the Company, there are no shareholders known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The following table contains information concerning (i) each director of the Company and each nominee; (ii) each Named Executive Officer listed in the Summary Compensation Table below; and (iii) all directors and executive officers of the Company as a group. On the Table Date, 127,989,659 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                                       SHARES OF COMMON STOCK
NAME OF BENEFICIAL OWNER                                                BENEFICIALLY OWNED(1)
---------------------------------------------------------------------  -----------------------
Gilbert F. Amelio....................................................           158,816(2)
Fred D. Anderson.....................................................                 0
Robert Calderoni.....................................................                 0
William V. Campbell..................................................               251
Gareth C. C. Chang...................................................             2,000
Guerrino De Luca.....................................................               899
Lawrence J. Ellison..................................................                 0
Ellen Hancock........................................................                23
Steven P. Jobs.......................................................                 1
Jonathan Rubinstein..................................................                 0
Edgar S. Woolard, Jr.................................................             8,000
Jerome B. York.......................................................            10,000
All executive officers and directors as a group (13 persons).........            20,252(3)

------------------------

(1) All amounts listed in this table represent less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

(2) Includes 156,667 shares subject to outstanding options and warrants held by Dr. Amelio that were exercisable at the Table Date.

(3) Represents shares of Common Stock held by 13 executive officers and directors at the Table Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3 or Form 5 or written representations that no Forms 5 were required, the Company believes that, during fiscal year 1997, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee, which is currently comprised of two outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and director-level employees of the Company.

    The Company's executive compensation program utilizes Company performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of the Company and to create value for the Company's shareholders.

    During fiscal year 1997, the Company experienced extensive changes in its senior management. On July 8, 1997, Dr. Amelio resigned as Chief Executive Officer of the Company and was replaced on an interim basis beginning on September 10, 1997 by Mr. Jobs pending the completion of a nationwide search for a new chief executive officer. Also during fiscal year 1997, the Company hired John B. Douglas, III (Senior Vice President, General Counsel and Secretary) and James McCluney (Senior Vice President, Operations), and promoted Guerrino De Luca (Executive Vice President, Marketing), Avadis Tevanian, Jr. (Senior Vice President, Software Engineering), David Manovich (Senior Vice President, International Sales and Service), Jonathan Rubinstein (Senior Vice President, Hardware Engineering) and Mitchell Mandich (Senior Vice President, Americas Sales and Service). Messrs. Douglas, De Luca, McCluney and Manovich have since terminated their employment relationships with the Company.

    As a result of these management changes, the Company was required to make certain one-time compensation adjustments to reflect the new job responsibilities of those who were promoted and certain one-time payments to reflect, in the Compensation Committee's judgment, the amount necessary to attract these new employees to the Company and to compensate them for amounts forfeited as a result of leaving their former employers. In addition, the Company made severance and other termination payments to departing executives which are described in the section of this Proxy Statement entitled "ARRANGEMENTS WITH EXECUTIVE OFFICERS."

    In connection with these management changes, the Compensation Committee took a number of steps in fiscal year 1997 (which are described below) to realign the mix of current cash and long-term compensation paid to executive officers and to renew and reinforce the Company's commitment to utilizing stock options as a significant component of long-term compensation for executive officers.

CASH COMPENSATION

    The Company utilizes executive compensation surveys in the computer industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Executive officer base salaries were reviewed by the Compensation Committee periodically throughout fiscal year 1997. These base salary reviews resulted in some executive officers receiving an increase in base salary to take into account new responsibilities and positions within the organization.

BONUSES

    For fiscal year 1997, the Compensation Committee approved the Senior Executive Incentive Bonus Plan (the "BONUS PLAN"), in which cash bonuses for executive officers were determined with reference to specified financial performance targets for the Company, including operating margins and revenue targets. The Bonus Plan stated that no bonuses would be payable in the absence of a corporate profit. No executive officers received a payout under the Bonus Plan for fiscal year 1997.

EQUITY-BASED COMPENSATION

    In fiscal year 1997, the Compensation Committee emphasized equity-based compensation, principally in the form of options, as the cornerstone of the Company's executive compensation program. Equity awards are typically set by the Compensation Committee based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of management. In fiscal year 1997, executive officers were eligible to receive grants of stock options under the Apple Computer, Inc. 1990 Stock Option Plan (the "1990 PLAN") and conditional, performance-based awards of Common Stock ("PERFORMANCE SHARES") under the Apple Computer, Inc. Senior Officers Restricted Performance Share Plan (the "PERFORMANCE SHARE PLAN"). In addition, executive officers were eligible to participate in the Company's Employee Stock Purchase Plan.

    During fiscal year 1997, fourteen executive officers of the Company received new option grants under the 1990 Plan. Options are granted under the 1990 Plan at an exercise price equal to the fair market value of the Common Stock and generally vest in equal increments over a three-year period after grant, subject to the participant's continued employment with the Company. All options granted under the 1990 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement or the participant's employment with the Company ends before the end of such ten-year period.

    In July 1997, the Compensation Committee also reviewed the employees' outstanding options and determined that many employees of the Company held options at exercise prices that limited their effectiveness as a tool for employee retention and as a long-term incentive. To address this problem, the Compensation Committee consulted with an independent benefits consultant and, after considering various methods of dealing with this problem, approved the Exchange Program. Under the Exchange Program, current employees of the Company were permitted to exchange all (but not less than all) of their options for new options on a one-for-one basis with an exercise price of $13.25, the fair market value of the Common Stock as determined under the terms of the 1990 Plan. Six executive officers elected to participate in the Exchange Program. Dr. Amelio was precluded from participating in the Exchange Program as were former employees of the Company. The terms of the Exchange Program are described in the section of this Proxy Statement entitled "STOCK OPTION EXCHANGE PROGRAM".

    In November 1996, the Compensation Committee approved the Performance Share Plan, which was approved by shareholders at the annual meeting held on February 5, 1997. Pursuant to the Performance Share Plan, executives of the Company at the level of senior vice president and above and other key employees designated from time to time by the Compensation Committee were eligible to earn shares of Common Stock based upon the achievement by the Company of targets under performance goals established by the Compensation Committee for each fiscal year. The Compensation Committee established Company-wide performance goals for fiscal year 1997 and granted 269,950 Performance Shares to nine executive officers as the target number of total shares that could be earned based on Company performance during fiscal year 1997. After the end of fiscal year 1997, the Compensation Committee determined whether the Company achieved the applicable performance goals and targets for fiscal year

1997 and, accordingly, whether and how many shares of Common Stock would be awarded pursuant to the conditionally awarded Performance Shares. For fiscal year 1997, nine executive officers (including Dr. Amelio) were awarded 45,082 shares of Common Stock in the aggregate in settlement of their Performance Shares. Participants in the Performance Share Plan may elect to receive up to 50% of their final award in cash. On November 5, 1997, the Board terminated the Performance Share Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    As noted above, Dr. Amelio was Chief Executive Officer of the Company until his resignation on July 8, 1997. Dr. Amelio's compensation for fiscal year 1997 was set forth in his employment agreement with the Company. The compensation elements under the agreement included base salary, bonus, and long-term incentives. Dr. Amelio received a base salary for fiscal year 1997 of $990,000 and a cash bonus of $1,000,000 payable after the end of fiscal year 1997 pursuant to the terms of his employment agreement.

    Dr. Amelio did not receive any grants of stock options in fiscal year 1997.

    Under the Performance Share Plan, Dr. Amelio received a target award of 200,000 Performance Shares conditioned upon the achievement of goals specified by the Compensation Committee for fiscal year 1997. After the end of the year, the Compensation Committee reviewed the Company's performance against the applicable performance goals and targets for the year and, in its judgment, determined that Dr. Amelio earned Performance Shares at the level of 16.7% of the target number of shares with the resulting award of 33,400 shares of Common Stock, of which Dr. Amelio elected to receive 50% in cash.

    In fiscal year 1997, the Company made severance and other termination payments to Dr. Amelio in accordance with his employment agreement and a negotiated resignation agreement. These amounts are described in this Proxy Statement under the heading "ARRANGEMENTS WITH EXECUTIVE OFFICERS".

    On September 10, 1997, Mr. Jobs assumed the position of Interim Chief Executive Officer. Mr. Jobs did not receive any compensation for the services he performed for the Company in fiscal year 1997 (other than 30,000 stock options granted to Mr. Jobs pursuant to the terms of the Director Plan, subject to the approval of the Company's shareholders).

SECTION 162(M)

    The Company intends that options granted under the 1990 Plan and payments made or stock issued under the Performance Share Plan be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE").

                     MEMBERS OF THE COMPENSATION COMMITTEE*

           Edgar S. Woolard, Jr., Chairman           Gareth C.C. Chang

------------------------

* The composition of the Compensation Committee changed three times during fiscal year 1997. All of the individuals who served on the Compensation Committee during fiscal year 1997 and their periods of service are described in this Proxy Statement in the section entitled "BOARD MEETINGS AND COMMITTEES".

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

    The following table summarizes compensation information for the last three fiscal years for (i) Mr. Jobs, Interim Chief Executive Officer, and Dr. Amelio, former Chairman of the Board and Chief Executive Officer, (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of fiscal year 1997 and (iii) Ms. Hancock, former Executive Vice President and Chief Technology Officer, who would have been one of the Company's four most highly compensated executive officers for which disclosure is required had she been an executive officer of the Company at the end of fiscal year 1997 (collectively, the "NAMED EXECUTIVE OFFICERS").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION        ------------------------------
                                                                                                 SECURITIES
                                                 ------------------------      RESTRICTED        UNDERLYING         ALL OTHER
        NAME AND PRINCIPAL             FISCAL     SALARY         BONUS        STOCK AWARDS        OPTIONS         COMPENSATION
          POSITION (1)(2)               YEAR       ($)            ($)              ($)              (#)                ($)
-----------------------------------    ------    --------     -----------     -------------     ------------     ---------------
Steven P. Jobs.....................     1997        --            --               --                30,000(3)         --
Interim Chief Executive Officer         1996
                                        1995

Gilbert F. Amelio..................     1997      997,617       1,000,000(4)       509,350(5)       --                6,749,094(6)
Former Chairman of the Board            1996      655,061       2,334,000        3,830,580(7)     1,000,000(8)            3,060(9)
and Chief Executive Officer             1995

Fred D. Anderson...................     1997      520,311         --                40,748(5)       850,000(10)         250,489(11)
Executive Vice President                1996      252,156       1,275,000          --               400,000             141,361(12)
and Chief Financial Officer             1995

Guerrino De Luca...................     1997      430,496         322,732           30,561(5)       700,000(10)         169,513(13)
Executive Vice President,               1996      269,034         104,489          --                78,000              62,327(14)
Marketing                               1995

Robert Calderoni...................     1997      288,058          75,000(15)        9,547(5)       125,000               1,586(9)
Senior Vice President,                  1996       63,794         125,000          --                75,000               4,750(9)
Corporate Controller                    1995

Jonathan Rubinstein................     1997      250,262         100,000           19,108(5)       700,000(10)           1,864(9)
Senior Vice President,                  1996
Hardware Engineering                    1995

Ellen Hancock......................     1997      424,120         360,000(16)      --               --                  480,000(17)
Former Executive Vice President         1996      111,646         200,000          --               300,000(18)        --
and Chief Technology Officer            1995

--------------------------

 (1) Dr. Amelio and Ms. Hancock resigned as executive officers of the Company effective as of July 8, 1997 and July 25, 1997, respectively. Messrs. De Luca and Calderoni resigned as executive officers effective as of October 10, 1997 and November 7, 1997, respectively.

 (2) Messrs. Jobs and Rubinstein became executive officers of the Company during fiscal year 1997. Dr. Amelio, Messrs. Anderson, De Luca and Calderoni and Ms. Hancock became executive officers of the Company during fiscal year 1996.

 (3) Mr. Jobs was granted 30,000 stock options in his capacity as a director of the Company pursuant to the Director Plan, subject to the approval of the Director Plan by shareholders at the Annual Meeting.

 (4) Represents Dr. Amelio's annual Component B Bonus paid pursuant to the terms of his employment agreement and his separation agreement. For a description of the terms of Dr. Amelio's separation agreement, see the section of this Proxy Statement entitled "ARRANGEMENTS WITH EXECUTIVE OFFICERS--SEPARATION AGREEMENT WITH GILBERT F. AMELIO".

 (5) For fiscal year 1997, these amounts represent the values on February 5, 1997 of the Performance Shares earned by the Named Executive Officers under the terms of the Performance Share Plan. The amounts of Performance

    Shares earned by participating Named Executive Officers are as follows: Dr. Amelio - 33,400; Mr. Anderson - 2,672; Mr. De Luca - 2,004; Mr. Calderoni - 626; and Mr. Rubinstein - 1,253. No dividends were paid on the Performance Shares. As of the last day of fiscal year 1997, the Named Executive Officers held no other Performance Shares or restricted stock.

 (6) Consists of (i) a lump sum severance payment of $6,731,871 paid pursuant to the terms of Dr. Amelio's separation agreement, $1,500,000 of which was immediately applied in partial repayment of his outstanding indebtedness to the Company, (ii) $8,272, the value of certain computer equipment that Dr. Amelio was permitted to keep or which the Company agreed to deliver after his termination of employment pursuant to the terms of his separation agreement, (iii) a $4,194 matching contribution made by the Company in accordance with the terms of its 401(k) plan and (iv) the payment by the Company of $4,757 of premiums on a life insurance policy for the benefit of Dr. Amelio.

 (7) Represents the value on February 2, 1996 of 130,960 Performance Shares earned by Dr. Amelio for fiscal year 1996. No dividends were paid on the Performance Shares.

 (8) Pursuant to Dr. Amelio's separation agreement, 800,000 of the options granted to him during fiscal year 1996 were forfeited upon his resignation of employment, which became effective on September 27, 1997.

 (9) Consists of matching contributions made by the Company in accordance with the terms of its 401(k) plan.

(10) Includes the replacement of 500,000, 309,750 and 200,000 options that were previously granted to Messrs. Anderson, De Luca and Rubinstein, respectively, and canceled pursuant to the Stock Option Exchange Program (the "EXCHANGE PROGRAM"), which is described in the section of the Proxy Statement entitled "STOCK OPTION EXCHANGE PROGRAM".

(11) Consists of $245,497 in relocation assistance and $4,992 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

(12) Consists of $140,155 in relocation assistance and $1,206 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

(13) Consists of $158,373 in relocation assistance and $11,140 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

(14) Consists of $49,451 in relocation assistance and $12,876 in matching contributions made by the Company in accordance with the terms of its 401(k) plan.

(15) Paid pursuant to the terms of Mr. Calderoni's employment agreement with the Company, which agreement terminated upon his resignation as an employee of the Company effective November 7, 1997. For a description of employment agreements with Named Executive Officers, see the section of this Proxy Statement entitled "ARRANGEMENTS WITH EXECUTIVE OFFICERS--EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS".

(16) Paid pursuant to the terms of Ms. Hancock's employment agreement with the Company, which agreement terminated upon her resignation as an employee of the Company effective July 25, 1997.

(17) Consists of a severance payment made by the Company to Ms. Hancock pursuant to the terms of her employment agreement with the Company.

(18) Ms. Hancock forfeited 200,000 of these stock options upon her termination of employment.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information about option grants to the Named Executive Officers during fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                      ----------------------------------------------------------   POTENTIAL REALIZABLE
                                                         PERCENT OF                                  VALUE AT ASSUMED
                                         NUMBER OF      TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                                        SECURITIES       GRANTED TO                               PRICE APPRECIATION FOR
                                        UNDERLYING      EMPLOYEES IN    EXERCISE OR                   OPTION TERM(3)
                                      OPTIONS GRANTED    FISCAL YEAR    BASE PRICE   EXPIRATION   ----------------------
NAME                                        (#)              (1)         ($/SH)(2)      DATE       5% ($)      10% ($)
------------------------------------  ---------------  ---------------  -----------  -----------  ---------  -----------
Steven P. Jobs......................        30,000(4)          0.15%        23.625      8/14/07     446,512    1,134,000

Gilbert F. Amelio...................        --               --             --           --          --          --

Fred D. Anderson....................       100,000             0.51%        18.375      4/21/07   1,157,625    2,940,000
                                           500,000(5)          2.55%         13.25      7/11/07   4,173,750   10,600,000
                                           250,000             1.27%         19.75       8/5/07   3,110,625    7,900,000

Guerrino De Luca(6).................       200,000             1.02%         17.00      2/21/07   2,142,000    5,440,000
                                           309,750(5)          1.58%         13.25      7/11/07   2,585,638    6,566,700
                                           190,250             0.97%         19.75       8/5/07   2,367,186    6,011,900

Robert Calderoni(6).................        25,000             0.13%         17.00      2/21/07     267,750      680,000
                                            20,000             0.10%        18.375      4/21/07     231,525      588,000
                                            80,000             0.41%         19.75       8/5/07     995,400    2,528,000

Jonathan Rubinstein.................       200,000             1.02%         17.00      2/21/07   2,142,000    5,440,000
                                           200,000(5)          1.02%         13.25      7/11/07   1,669,500    4,240,000
                                           300,000             1.53%         19.75       8/5/07   3,732,750    9,480,000

Ellen Hancock.......................        --               --             --           --          --          --

--------------------------

(1) Based on an aggregate of 19,629,231 options granted to all employees during fiscal year 1997, including 7,866,155 options granted in exchange for the cancellation of the same number of outstanding options as of July 11, 1997 on a one-for-one basis pursuant to the Exchange Program. For a description of the Exchange Program, see the section of this Proxy Statement entitled "STOCK OPTION EXCHANGE PROGRAM".

(2) All options were granted at an exercise price equal to fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of grant. For administrative purposes, the Board on November 5, 1997 amended the Company's stock option plans to provide that the exercise price of options granted under such plans will be the fair market value based on the closing market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

(4) Mr. Jobs was granted 30,000 stock options in his capacity as a director of the Company pursuant to the Director Plan, subject to the approval of the Director Plan by shareholders at the Annual Meeting.

(5) Grants of stock options pursuant to the Exchange Program in exchange for the cancellation of outstanding stock options. The first grant of stock options listed in the table above for each of Messrs. Anderson, De Luca and Rubinstein was canceled in connection with the Exchange Program and is no longer outstanding.

(6) All stock options held by Messrs. De Luca and Calderoni were forfeited upon their termination of employment.

OPTIONS EXERCISED AND YEAR-END OPTION HOLDINGS

    The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 1997 and stock options held by each of them at fiscal year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                           SHARES                  OPTIONS AT FISCAL YEAR-END   IN-THE-MONEY OPTIONS AT FISCAL
                                         ACQUIRED ON     VALUE                (#)                      YEAR-END ($)(2)
                                          EXERCISE     REALIZED    --------------------------  --------------------------------
NAME                                         (#)        ($)(1)     EXERCISABLE  UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------  -----------  -----------  -----------  -------------  -----------------  -------------
Steven P. Jobs.........................      --           --                0        30,000                0                 0
Gilbert F. Amelio......................      50,000      134,375      150,000       800,000(3)             0                 0
Fred D. Anderson.......................      --           --                0       750,000                0         4,421,875
Guerrino De Luca.......................      --           --                0       500,000(3)             0         2,794,625
Robert Calderoni.......................      25,000      133,125            0       175,000(3)             0           513,437
Jonathan Rubinstein....................      --           --                0       500,000                0         2,081,250
Ellen Hancock..........................     100,000      949,375            0             0                0                 0

--------------------------

(1) Market value of underlying securities (based on the fair market value of Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at the end of fiscal year 1997 (based on $21.3125 per share, the closing price of Common Stock on the Nasdaq National Market on September 26, 1997), minus the exercise price.

(3) Forfeited upon termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The composition of the Compensation Committee changed several times during fiscal year 1997. No person who was an employee of the Company in fiscal year 1997 served on the Compensation Committee in fiscal year 1997. During fiscal year 1997, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

STOCK OPTION EXCHANGE PROGRAM

    The following table sets forth certain information concerning the Exchange Program, including (i) the name and position of each executive officer who participated in the Exchange Program, (ii) the date of any such exchange, (iii) the number of securities underlying exchanged options, (iv) the per share market price of the underlying security at the time of the exchange, (v) the original exercise price or base price of the canceled option at the time of exchange,
(vi) the per share exercise of the option received in exchange for the existing option and (vii) the original option term remaining at the date of exchange.

                           10-YEAR OPTION REPRICINGS

                                                    NUMBER OF
                                                   SECURITIES                     EXERCISE                    LENGTH OF
                                                   UNDERLYING   MARKET PRICE OF   PRICE AT        NEW      ORIGINAL OPTION
                                                     OPTIONS     STOCK AT TIME     TIME OF     EXERCISE    TERM REMAINING
                                        DATE OF     REPRICED     OF REPRICING     REPRICING      PRICE       AT DATE OF
NAME AND POSITION(1)                   REPRICING       (#)            ($)            ($)          ($)         REPRICING
------------------------------------  -----------  -----------  ---------------  -----------  -----------  ---------------
Fred D. Anderson ...................     7/11/97      400,000          13.25          24.56        13.25       8 years
Executive Vice President                                                                                      9 months
and Chief Financial Officer              7/11/97      100,000          13.25         18.375        13.25       9 years
                                                                                                              9 months
Guerrino De Luca....................     7/11/97      200,000          13.25          17.00        13.25       9 years
Executive Vice President,                                                                                     7 months
Marketing                                7/11/97       28,000          13.25          26.38        13.25       7 years
                                                                                                              9 months
                                         7/11/97       20,000          13.25          19.88        13.25       8 years
                                                                                                              11 months
                                         7/11/97       15,000          13.25          29.50        13.25       6 years
                                                                                                              5 months
                                         7/11/97        8,000          13.25          26.38        13.25       6 years
                                                                                                              7 months
                                         7/11/97        8,000          13.25          26.38        13.25       7 years
                                                                                                              4 months
                                         7/11/97        7,500          13.25          23.75        13.25       6 years
                                                                                                              3 months
                                         7/11/97        5,600          13.25          26.38        13.25       4 years
                                                                                                              7 months
                                         7/11/97        5,600          13.25          26.38        13.25       5 years
                                                                                                              6 months
                                         7/11/97        5,000          13.25          29.75        13.25       1 year
                                                                                                              0 months
                                         7/11/97        2,914          13.25          29.75        13.25       2 years
                                                                                                              9 months
                                         7/11/97        2,800          13.25          26.38        13.25       4 years
                                                                                                              2 months
                                         7/11/97        1,336          13.25          29.75        13.25       1 year
                                                                                                              9 months
Jonathan Rubinstein ................     7/11/97      200,000          13.25          17.00        13.25       9 years
Senior Vice President,                                                                                        7 months
Hardware Engineering

David Manovich .....................     7/11/97      200,000          13.25          16.50        13.25       9 years
Senior Vice President,                                                                                        8 months
International Sales and Service

Avadis Tevanian, Jr. ...............     7/11/97      100,000          13.25          17.00        13.25       9 years
Senior Vice President,                                                                                        7 months
Software Engineering

John B. Douglas, III................     7/11/97      100,000          13.25          17.50        13.25       9 years
Senior Vice President,                                                                                        6 months
General Counsel and Secretary            7/11/97       40,000          13.25         18.375        13.25       9 years
                                                                                                              9 months
                                         7/11/97       25,000          13.25          16.50        13.25       9 years
                                                                                                              8 months

------------------------------

(1) All options received by Messrs. De Luca, Manovich and Douglas pursuant to the Exchange Program were forfeited upon termination of employment.

COMPENSATION COMMITTEE REPORT ON THE EXCHANGE PROGRAM

    After meeting with an outside compensation consultant and considering various alternatives to address employee retention and long-term compensation, the Compensation Committee approved the Exchange Program on July 11, 1997. Pursuant to the Exchange Program, all individuals who held stock options granted under one of the Company's stock option plans were offered the opportunity to exchange all of their stock options for new stock options with an exercise price of $13.25, the fair market value of the Common Stock as determined under the terms of the 1990 Plan. All new stock options issued pursuant to the Exchange Program were issued under the 1990 Plan. No partial exchanges were permitted. Stock options originally granted by NeXT were not permitted to be exchanged under the Exchange Program. In addition, the new stock options issued under the Exchange Program were issued on a one-for-one basis with the stock options exchanged and were made subject to a new three-year vesting schedule. All stock options issued under the Exchange Program will expire on July 11, 2007. A total of 7,866,155 stock options were exchanged by the Company's employees.

    Stock options are intended to provide incentives to the Company's officers and employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate employees who are critical to the Company's long-term success. The disparity between the original exercise prices of the Company's outstanding stock options and the market price for the Common Stock did not provide, in the judgment of the Compensation Committee, a meaningful incentive or retention device to the employees holding those stock options and, therefore, the Compensation Committee determined that offering the Exchange Program to employees was in the best interests of the Company and its shareholders.

                     MEMBERS OF THE COMPENSATION COMMITTEE

             Edgar S. Woolard, Jr. (Chairman)            Gareth C.C. Chang

COMPANY STOCK PERFORMANCE

    The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "INDUSTRY INDEX"). The graph assumes $100 was invested in each of the Common Stock, the S&P 500 and the Industry Index on September 30, 1992. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 on September 30,
1992
                                                   Apple Computer, Inc.    S&P 500-R-    S&P-R- Computers (Hardware) Index
Sep-92                                                             $100          $100                                 $100
Sep-93                                                              $52          $113                                  $67
Sep-94                                                              $77          $117                                  $97
Sep-95                                                              $86          $152                                 $140
Sep-96                                                              $51          $183                                 $170
Sep-97                                                              $50          $257                                 $314

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company has from time to time entered into employment, retention and severance arrangements with certain of its Named Executive Officers. A summary of the terms of such arrangements is set forth in the following paragraphs.

    SEPARATION AGREEMENT WITH GILBERT F. AMELIO

    Pursuant to a separation agreement with the Company, Dr. Amelio resigned as an officer of the Company as of July 8, 1997 and as an employee of the Company as of September 27, 1997. Pursuant to his separation agreement, Dr. Amelio received a lump sum payment of $6,731,871, less $1,500,000, which was immediately applied to the partial repayment of Dr. Amelio's outstanding $5 million loan from the Company. In addition, Dr. Amelio received a payment of $1,000,000 representing the fiscal year 1997

Component B Bonus provided for in his employment agreement. Dr. Amelio was permitted to remain a participant in the Performance Share Plan for fiscal year 1997. In addition, Dr. Amelio is entitled to continued health benefits for himself and his family through February 2, 2001, the end of the original term of his employment agreement. Pursuant to the separation agreement, the maturity date of Dr. Amelio's $5 million loan from the Company made to him in accordance with the terms of his employment agreement was extended to September 15, 1998, whereupon the entire outstanding balance will become due and payable. Dr. Amelio forfeited 800,000 unvested stock options upon his termination of employment on September 27, 1997. For more information regarding the loan from the Company to Dr. Amelio, see the section of this Proxy Statement entitled "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

    EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company entered into an employment agreement with Mr. Anderson effective April 1, 1996, pursuant to which he serves as Executive Vice President and Chief Financial Officer of the Company. Pursuant to his agreement, Mr. Anderson is entitled to an annual base salary of no less than $500,000 and a target bonus under the Bonus Plan for fiscal year 1997 of 80% of his base salary, which target bonus will thereafter be reviewed annually by the Company. In fiscal year 1997, however, no cash bonuses were paid under the Bonus Plan. During fiscal year 1997, the Company paid Mr. Anderson the second half of an $800,000 hiring bonus. If Mr. Anderson's employment is terminated by the Company without "Cause" at any time during the five-year period following April 1, 1996, he will be entitled to receive a lump sum severance payment equal to the sum of his annual base salary and target bonus. Mr. Anderson's agreement generally defines "Cause" to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his employment duties.

    The Company entered into an employment agreement with Ms. Hancock, effective July 8, 1996, pursuant to which she served as Executive Vice President and Chief Technology Officer until her termination of employment on July 25, 1997. Pursuant to her agreement, Ms. Hancock was entitled to receive a base salary of $480,000 and a bonus of $360,000 during fiscal year 1997. Upon Ms. Hancock's termination of employment with the Company, she received $480,000 in a lump sum severance payment.

    The Company entered into an employment agreement with Mr. Calderoni, effective July 8, 1996, pursuant to which he served as Senior Vice President, Corporate Controller until his termination of employment on November 7, 1997. Pursuant to his agreement, Mr. Calderoni was entitled to receive a base salary of $275,000 and was guaranteed a minimum bonus of $75,000 for fiscal year 1997.

    CHANGE IN CONTROL ARRANGEMENTS--STOCK OPTIONS

    In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

    CHANGE IN CONTROL ARRANGEMENTS--RETENTION AGREEMENTS

    The Company is currently party to retention agreements (the "RETENTION AGREEMENTS") with two Named Executive Officers (Messrs. Anderson and Rubinstein) providing for certain cash payments in the event of a termination of an executive's employment following a change in control of the Company. For purposes of the Retention Agreements, a "change in control" is defined as (i) a reorganization, merger, consolidation or other corporate transaction in which the holders of voting stock of the Company immediately before the corporate transaction will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such corporate transaction, (ii) the acquisition of 30% or more of the combined voting power of the Company's then-outstanding securities, (iii) a change of 50% in the membership of the Board within a two-year period, unless the election or nomination for election by shareholders of each new director within such period was approved by the vote of at least three-fourths of the directors still in office at the beginning of the period, (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed, or (v) a "change in control" or a "change in the effective control" of the Company within the meaning of Section 280G of the Code.

    In the event of an Involuntary Termination (as defined in the Retention Agreements) of any executive officer who is a party to a Retention Agreement within two years following a change in control, such executive officer will receive a cash payment equal to the sum of (i) three times his annual base salary immediately prior to the date of his termination or, if greater, the highest annualized base salary in effect during the three-year period ending on the change in control, and (ii) three times his target bonus for the year in which the termination occurs or, if greater, the highest target annual bonus applicable to the executive officer in any of the three years ending prior to the change in control. In addition, the executive officer would be eligible to participate in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to him until the second anniversary of his date of termination.

    The Retention Agreements further provide that, in the event of an Involuntary Termination of an executive officer on or following a change in control, such executive officer's equity awards granted to him under the Company's equity-based incentive plans (the "EQUITY PLANS") will vest and become exercisable. All equity awards also will vest and become exercisable as of the date of a change in control as defined in the Equity Plans, regardless of whether the executive officer's employment has then terminated. Subject to certain limits on payments, the Retention Agreements also require tax gross-up payments to the executive officers to mitigate any excise tax imposed on the executive officers under Section 4999 of the Code in connection with a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Company's use of an aircraft owned by Aero Ventures, an entity wholly owned by Dr. Amelio, the Company made monthly payments of approximately $14,000 to Aero Ventures during fiscal year 1997 through the date of Dr. Amelio's termination of employment. The Company also paid for certain other expenses, including pilot and copilot fees, parking and landing fees and simulator training and fuel expenses. During fiscal year 1997, the Company paid approximately $471,461 to Aero Ventures in the aggregate. Pursuant to the terms of Dr. Amelio's separation agreement, the Company's obligation to make payments in connection with the use of his aircraft ended upon his termination of employment.

    Pursuant to the terms of Dr. Amelio's employment agreement with the Company, the Company extended a $5 million loan to Dr. Amelio in February 1996, which was to be repaid over a period of 5 years. The largest aggregate amount of indebtedness outstanding on this loan during fiscal year 1997 was $5 million. Upon the termination of Dr. Amelio's employment with the Company, $1.5 million of his severance was immediately applied in partial repayment of the outstanding loan balance. Pursuant to Dr. Amelio's employment agreement, the loan was to become due and payable on the 90th day after his termination of employment. However, in consideration for Dr. Amelio's executing a release of the Company from certain legal claims, the Company agreed to extend the maturity date of the loan to September 15, 1998. The loan bears interest at the rate of 7% and is secured by real estate owned by Dr. Amelio.

    In connection with a relocation assistance package, the Company loaned James McCluney (Senior Vice President, Operations) $100,000 bearing interest at the rate of 7.31%. The largest amount of the indebtedness outstanding on this loan during fiscal year 1997 was $100,000.

                             OVERVIEW OF PROPOSALS

    This Proxy Statement contains four proposals requiring shareholder action. Proposal No. 1 requests the election of three directors to the Company's Board. Proposal No. 2 requests that shareholders approve an amendment to the Company's Restated Articles of Incorporation which would, if approved, declassify the Board and ensure that each director will stand for election annually. Proposal No. 3 requests approval of the Director Plan, the previous grants of stock options to two non-employee directors of the Company under a prior plan and the reservation for issuance under the Plan and previous grants of 430,000 shares of Common Stock in the aggregate. Proposal No. 4 requests ratification of the Company's independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Three directors are to be elected at the Annual Meeting. The Board has nominated three of the current Class II directors to be re-elected. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's three nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

    The Board's nominees for re-election at this Annual Meeting are Messrs. Jobs, Woolard and Ellison.

VOTE REQUIRED

    The three nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RE-ELECTION OF MESSRS. JOBS, WOOLARD AND ELLISON.

                                 PROPOSAL NO. 2
  APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION
             TO ELIMINATE CLASSIFICATION OF THE BOARD OF DIRECTORS

PROPOSED ACTION

    The Board is proposing an amendment (the "AMENDMENT") to the Company's Restated Articles of Incorporation (the "RESTATED ARTICLES") to eliminate the classification of the Board and thereby ensure that each director will stand for election annually.

DESCRIPTION OF PROPOSAL

    Article VII of the Restated Articles currently provides that the Board shall be divided into two classes, Class I and Class II, each class consisting of one-half of the total number of directors or as close an approximation as possible. The Restated Articles further provide that each director shall be elected for a term running until the second annual meeting of shareholders of the Company next succeeding his or her election. An amendment to the Restated Articles instituting classification of the Board was approved by the shareholders of the Company in January 1990.

    If this proposal is approved by the shareholders, the Restated Articles will be amended to eliminate the classification of the Board, such that all directors will stand for election annually. The Board believes that elimination of the classification of the Board is in the best interest of the Company and its shareholders in that it will allow shareholders to review and express their views on the performance of all directors each year. This proposal is not being presented in response to any stockholder demand.

    The Board has determined that the declassification of the Board should become effective commencing with the annual meeting of shareholders of the Company in fiscal year 1999, so as not to shorten the term of the Class I directors. Accordingly, if this proposal is approved by the shareholders, the terms of all directors will end at the annual meeting of shareholders of the Company in fiscal year 1999, and all directors elected at that annual meeting will have one-year terms.

    If the Amendment is approved by the shareholders, Article VII of the Restated Articles will be amended as set forth in Appendix A hereto.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve the Amendment.

RECOMMENDATION

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT.

                                 PROPOSAL NO. 3
      APPROVAL OF THE APPLE COMPUTER, INC. 1997 DIRECTOR STOCK OPTION PLAN
                     AND INDEPENDENT STOCK OPTION GRANTS TO
                  EDGAR S. WOOLARD, JR. AND GARETH C.C. CHANG

PROPOSED ACTION

    The shareholders are being asked to approve (i) the 1997 Director Stock Option Plan (the "DIRECTOR PLAN"), which provides for the reservation for issuance of 400,000 shares of Common Stock to directors of the Company who are not employees of the Company upon the exercise of stock options granted under the Director Plan, and (ii) the grant of 15,000 stock options under the Prior Plan (as defined below) to each of Mr. Woolard and Mr. Chang in connection with the Prior Plan (as defined below), and the reservation of 30,000 shares of Common Stock for issuance in connection with such options.

DESCRIPTION OF PROPOSAL

    The Director Plan provides for automatic, non-discretionary awards of stock options to non-employee directors. The Board adopted the Director Plan on August 5, 1997, subject to shareholder approval at the Annual Meeting.

    On March 25, 1997, the Board adopted a plan (the "PRIOR PLAN") which provided for a combination of automatic, non-discretionary awards of stock options as well as cash fees to the Company's non-employee directors. Pursuant to the Prior Plan, each non-employee director at that time received a grant of 15,000 stock options (the "PRIOR GRANTS"), subject to the approval of shareholders. In its effort to move away from cash-based retainers for its directors, the Board subsequently terminated the Prior Plan, replacing it with the Director Plan. However, upon terminating the Prior Plan, the Board determined that Messrs. Woolard and Chang would be permitted to keep their Prior Grants, subject to shareholder approval.

    Summarized below are certain key provisions of the Director Plan. The following description is subject in its entirety to the text of the Director Plan, which is set forth in Appendix B hereto.

DESCRIPTION OF THE DIRECTOR PLAN

    PURPOSE. The Director Plan provides for the automatic grant of stock options to non-employee directors. The purposes of the Director Plan are to promote the Company's long-term growth and financial success by attracting, motivating and retaining non-employee directors of outstanding ability, and to foster a greater identity of interest between the Company's non-employee directors and shareholders.

    ELIGIBILITY. Only directors who are not employees of the Company or any of its subsidiaries may participate in the Plan. All members of the Board are currently eligible to participate in the Director Plan.

    SHARES AVAILABLE FOR ISSUANCE. A total of 400,000 shares of Common Stock will be available for issuance under the Director Plan. If an option lapses, expires or is otherwise terminated without the issuance of shares, or if shares are tendered to pay the exercise price of an option, the shares underlying the lapsed, expired or terminated option or the tendered shares will not reduce the aggregate number of shares available for issuance under the Plan. Either authorized and unissued shares of Common Stock or treasury shares will be issued under the Director Plan. The number of shares available for issuance will be adjusted if there is a change in the Company's capitalization, a merger, or a similar transaction.

    GRANTS OF STOCK OPTIONS. Each non-employee director received an initial grant of 30,000 options on August 14, 1997 ("INITIAL OPTIONS"), except Messrs. Woolard and Chang, who each received 15,000 options. Non-employee directors who are subsequently elected to the Board will similarly be granted 30,000 Initial Options. Each non-employee director will be granted 10,000 options on the fourth anniversary of the non-employee director's initial election or appointment to the Board and on each subsequent anniversary ("ANNUAL OPTIONS"). The exercise price of each option will be the closing sales price for the Common Stock as quoted on the Nasdaq National Market on the date of grant. Initial Options vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant. Annual Options are fully vested and immediately exercisable on their date of grant. Upon a change in control of the Company, all unvested options held by non-employee directors will become fully vested and exercisable and will be cashed out at a price equal to the excess of the value of the consideration offered in connection with the change in control over the exercise price of the options.

    TERMINATIONS OF SERVICE. In general, if a non-employee director ceases to be a member of the Board, the director's options will be exercisable by the director for a period of 90 days, to the extent vested at the time of termination of service. If a non-employee director's service on the Board terminates by reason of the director's death, the director's vested options will remain outstanding and the director's beneficiary may exercise the options at any time through the third anniversary of the director's death. If a non-employee director is removed from the Board for "cause" (as determined by the Board in accordance with the Company's by-laws), all of the director's options, whether or not vested, will immediately be forfeited.

    ADMINISTRATION. The Chief Financial Officer of the Company or the individual appointed by the Chief Executive Officer of the Company (the "ADMINISTRATOR") will administer the Director Plan. The Administrator will have authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the Director Plan and to interpret and construe the provisions of the Plan.

    AMENDMENT AND TERMINATION. The Board will have authority to amend or terminate the Director Plan at any time. However, the Board may not, without shareholder approval, increase the number of shares available for issuance.

    TERM. Unless terminated earlier by the Board, the Director Plan will expire on August 14, 2007. No further stock options will be awarded under the Director Plan after that date.

    STOCK PRICE. On December 4, 1997, the closing price of the Common Stock as quoted on the Nasdaq National Market was $15.625.

    FEDERAL INCOME TAX CONSEQUENCES. The federal income tax consequences of issuing and exercising stock options under the Director Plan may be summarized as follows. The grant of a stock option has no immediate federal income tax effect. The director will not recognize taxable income and the Company will not receive a tax deduction. When the director exercises the option, the director will recognize ordinary income and the Company will receive a tax deduction, in each case measured by the difference between the exercise price and the fair market value of the shares on the date of exercise. When the director sells Common Stock obtained from exercising a stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

    NEW PLAN BENEFITS. The following table sets forth the number of stock options that were awarded in 1997 to current non-employee directors, subject to shareholder approval of the Director Plan and the separate stock option grants to Messrs. Woolard and Chang under the Prior Plan.

                  NEW PLAN BENEFITS TABLE FOR APPROVAL OF THE
          APPLE COMPUTER, INC. 1997 DIRECTOR STOCK OPTION PLAN AND THE
           SEPARATE STOCK OPTION GRANTS TO MESSRS. WOOLARD AND CHANG

                                                                                  EXERCISE
DIRECTOR                                                       OPTIONS GRANTED      PRICE
-------------------------------------------------------------  ---------------  -------------
Steven P. Jobs...............................................        30,000       $   23.00
Lawrence J. Ellison..........................................        30,000           23.00
William V. Campbell..........................................        30,000           23.00
Jerome B. York...............................................        30,000           23.00
Edgar S. Woolard, Jr.*.......................................        15,000           23.00
                                                                     15,000           16.50
Gareth C.C. Chang*...........................................        15,000           23.00
                                                                     15,000           16.50
Executive Group**............................................        30,000           23.00
Non-Executive Director Group***..............................       150,000           23.00
Non-Executive Officer Employee Group.........................             0          n/a

------------------------

  * As described above, Messrs. Woolard and Chang each received a grant of 15,000 stock options on March 25, 1997 in connection with grants to all non-employee directors then serving on the Board. The exercise price of these options is $16.50. Upon termination of the Prior Plan and adoption of the Director Plan, Messrs. Woolard and Chang received grants of 15,000, rather than 30,000, options.

 ** The only executive officer who participates in the Director Plan is Mr.
    Jobs, who is currently serving as the Company's Interim Chief Executive Officer.

*** Includes the non-employee directors listed in this table, other than Mr.
    Jobs.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve this Proposal.

RECOMMENDATION

    THE BOARD HAS APPROVED THE DIRECTOR PLAN AND, PURSUANT TO ITS PRIOR APPROVAL OF THE PRIOR PLAN, THE GRANTS OF 15,000 STOCK OPTIONS EACH TO MESSRS. WOOLARD AND CHANG. ACCORDINGLY, BOARD HAS APPROVED THE RESERVATION OF 400,000 SHARES FOR ISSUANCE UNDER THE DIRECTOR PLAN AND 30,000 SHARES UNDER THE TWO PRIOR GRANTS. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE DIRECTOR PLAN, THE PRIOR GRANTS AND THE RESERVATION OF 430,000 SHARES IN THE AGGREGATE FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 4
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG"), independent auditors, to audit Apple's consolidated financial statements for fiscal year 1998. KPMG served as the Company's independent auditors for fiscal year 1997. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 1998. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

    Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

    On November 5, 1997, the Audit and Finance Committee of the Board recommended to the full Board that the Company engage KPMG to audit the consolidated financial statements of the Company for fiscal year 1998. On November 5, 1997, the Board adopted the Committee's recommendation and approved the proposed engagement of KPMG.

    During fiscal year 1996, Ernst & Young LLP ("ERNST & YOUNG") served as the independent auditor of the Company. At the annual meeting of shareholders held on February 5, 1997, shareholders ratified the decision by the Company's Board of Directors to replace Ernst & Young effective December 19, 1996 as the Company's independent auditors with KPMG. Neither the report of Ernst & Young on the Company's consolidated financial statements for fiscal year 1996 nor the report of KPMG on the Company's consolidated financial statements for fiscal year 1997 contained an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audit of the Company's consolidated financial statements for fiscal year 1996 and the subsequent period up to and including December 19, 1996, there were no disagreements between the Company and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report.

    In connection with the audit of the Company's consolidated financial statements for fiscal year 1997, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or audit scope and procedures which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report.

    There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during fiscal years 1996 and 1997 and the subsequent interim period prior to December 1, 1997.

    During fiscal year 1996 and the subsequent interim period up to and including December 19, 1996, the Company did not consult with KPMG on either the application of accounting principles or type of opinion KPMG might issue on the Company's financial statements.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock of the Company outstanding as of the Record Date will be required to approve this Proposal.

RECOMMENDATION

    THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

                             SHAREHOLDER PROPOSALS

    Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to the Company for receipt no later than September 1, 1998 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

                             THE BOARD OF DIRECTORS

Dated: December 22, 1997

                                                                      APPENDIX A

        SECTION VII OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION,
                           AS PROPOSED TO BE AMENDED

                                     "VII.

    Through and until immediately prior to the annual meeting of shareholders to be held in fiscal year 1999, the directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible, and each director shall serve for a term running until the second annual meeting of shareholders succeeding his or her election and until his or her successor shall have been duly elected and qualified; PROVIDED, HOWEVER, that the terms of all directors shall expire at the annual meeting of shareholders to be held in fiscal year 1999. Commencing at the annual meeting of shareholders to be held in fiscal year 1999, each director shall be elected to serve until the annual meeting of shareholders held in the following fiscal year and until his or her successor shall have been duly elected and qualified."

                                                                      APPENDIX B

                              APPLE COMPUTER, INC.
                        1997 DIRECTOR STOCK OPTION PLAN

    1. PURPOSES. The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock.

    2. ADMINISTRATION. The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company's Articles of Incorporation and By-Laws as such documents may be amended from time to time.

    3.  SHARES AVAILABLE.

    Subject to the provisions of Section 7(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 400,000 shares (the "SECTION 3 LIMIT"). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

        (a) the number of shares of Common Stock underlying Options shall be charged against the Section 3 Limit; and

        (b) the Section 3 Limit shall be increased by (i) the number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares, and (ii) the number of shares, if any, tendered to pay the exercise price of an Option.

    4. OPTIONS. Each Non-Employee Director shall receive grants of Options under the Plan as follows:

        (a)  OPTION GRANTS.

           (i) INITIAL GRANT. Non-Employee Directors who were members of the Board on the day prior to the Effective Date shall be granted an Initial Option to purchase 15,000 shares of Common Stock as of August 14, 1997 ("INITIAL GRANT DATE"), PROVIDED that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Directors who were elected or appointed to the Board on the Effective Date shall be granted an Initial Option to purchase 30,000 shares of Common Stock on the Initial Grant Date, PROVIDED that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Directors who are elected or appointed to the Board after the Effective Date shall be granted an Initial Option to purchase 30,000 shares of Common Stock as of the date of their election or appointment to the Board. The provisions of this Section 4(a)(i) shall not apply to any member of the Board who first becomes a Non-Employee Director by reason of such member's ceasing to be an employee of the Company and its Subsidiaries.

           (ii) ANNUAL GRANTS. Each Non-Employee Director shall receive an Annual Option to purchase 10,000 shares of Common Stock on the fourth anniversary of the Non-Employee Director's initial election or appointment to the Board and on each subsequent anniversary thereof, PROVIDED that the individual has remained in continuous service as a director of the Company through such anniversary date and is a Non-Employee Director on the applicable anniversary date.

        (b) EXERCISE PRICE. The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option determined in accordance with the provisions of the Plan.

        (c) VESTING. Initial Options shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant, PROVIDED that the Non-Employee Director has remained in continuous service as a director of the Company through each such anniversary date. Annual Options shall be fully vested and immediately exercisable on their date of grant.

        (d)  TERM OF OPTIONS.

           (i) TEN-YEAR TERM. Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

           (ii) EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH. If a Non-Employee Director ceases to be a member of the Board by reason of such Non-Employee Director's death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director's Beneficiary, but only to the extent the Option was exercisable at the time of the Non-Employee Director's death, at any time within three (3) years after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such three-year period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director's death.

           (iii) TERMINATION OF OPTIONS IF A NON-EMPLOYEE DIRECTOR IS REMOVED FROM THE BOARD FOR CAUSE. In the event a Non-Employee Director is removed from the Board for "cause," all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non-Employee Director is removed by the Board for "cause" shall be determined by the Board in accordance with the By-Laws of the Company.

           (iv) EXERCISE FOLLOWING OTHER TERMINATIONS OF SERVICE. If a Non-Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director, but only to the extent the Option was exercisable at the time of the Non-Employee Director's termination, at any time within ninety
       (90) days after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director's termination of service with the Board.

        (e)  TIME AND MANNER OF EXERCISE OF OPTIONS.

           (i) NOTICE OF EXERCISE. Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; PROVIDED, HOWEVER, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in
       Section 4(e)(ii) are satisfied.

           (ii) METHOD OF PAYMENT. The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised and which have been owned by the Non-Employee Director for at least six (6) months at the time of exercise, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment.

           (iii) STOCKHOLDER RIGHTS. A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to
       Section 4(e)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

           (iv) LIMITATION ON EXERCISE. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.

           (v) ISSUANCE OF SHARES. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director's death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Shares sold in connection with a "cashless exercise" described in clause C of
       Section 4(e)(ii) shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

        (f) RESTRICTIONS ON TRANSFER. An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that an Option may be, with the approval of the Administrator, transferred to a Non-Employee Director's family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. The Option shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

    5.  DESIGNATION OF BENEFICIARY.

        (a) BENEFICIARY DESIGNATIONS. Each Non-Employee Director may designate a Beneficiary to exercise an Option upon the Non-Employee Director's death by executing a Beneficiary Designation Form.

        (b) CHANGE OF BENEFICIARY DESIGNATION. A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

    6.  CHANGE IN CONTROL.

    Anything in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Company, the following provisions shall apply:

        (a) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.

        (b) The value of all outstanding Options (to the extent not previously exercised) shall be cashed out on the date of the Change in Control. The amount at which such Options shall be cashed out shall be equal to the excess, if any, of (i) the Change in Control Price over (ii) the exercise price of the Common Stock covered by the Option. The cash-out proceeds shall be paid to the Non-Employee Director or, in the event of death of the Non-Employee Director prior to payment, to the Beneficiary thereof.

        (c) If the Administrator shall receive an opinion from a nationally recognized firm of accountants to the Company that the cash-out provisions in Section 6(b) above with respect to Options will prohibit the utilization of "pooling of interests" accounting in connection with the transaction resulting in the Change in Control of the Company, then the following shall apply, but only to the extent necessary to permit such accounting treatment:
    (i) the provisions of Section 6(b) shall not apply to the Options, (ii) each such Option shall become immediately vested and exercisable as of the date such opinion is received by the Administrator, and (iii) the Administrator shall promptly inform each Non-Employee Director of such opinion and of the accelerated vesting and exercisability of the Option sufficiently prior to the anticipated date of the Change in Control, so as to permit the Option to be exercised prior to the date of the Change in Control.

    7.  RECAPITALIZATION OR REORGANIZATION.

        (a) AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b) CHANGE IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "CHANGE IN CAPITALIZATION"), (i) such proportionate adjustments as may be necessary (in the form determined by the Administrator in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof and the number of shares of Common Stock covered by future Option grants and (ii) the Administrator may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

        (c) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will vest and become exercisable on a date prior to the consummation of the proposed action that is reasonably sufficient to enable the Non-Employee Directors to exercise their Options.

    8.  TERMINATION AND AMENDMENT OF THE PLAN.

        (a) TERMINATION. The Plan shall terminate on the tenth anniversary of the Effective Date. Following such date, no further grants of Options shall be made pursuant to the Plan.

        (b) GENERAL POWER OF BOARD. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 7(b) above.

        (c) WHEN NON-EMPLOYEE DIRECTORS' CONSENTS REQUIRED. The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Options that have previously been granted.

    9.  MISCELLANEOUS.

        (a) NO RIGHT TO REELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

        (b) SECURITIES LAW RESTRICTIONS. The Administrator may require each Non-Employee Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

        (c) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

        (d) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

        (e) EFFECTIVE DATE. The Plan shall be effective as of the Effective Date, subject to the approval thereof by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is not obtained by the date of such Annual Meeting, all prior Option grants shall be void AB INITIO and of no further force and effect.

    10. DEFINITIONS. Capitalized words not otherwise defined in the Plan have the meanings set forth below:

        "ADMINISTRATOR" means the Chief Financial Officer of the Company or the individual appointed by the Chief Executive Officer of the Company to administer the Plan.

        "ANNUAL MEETING" means an annual meeting of the Company's stockholders.

        "ANNUAL OPTION" means an Option granted to a Non-Employee Director pursuant to Section 4(a)(ii) of the Plan.

        "BENEFICIARY" or "BENEFICIARIES" means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to exercise Options in the event of the Non-Employee Director's death; PROVIDED, HOWEVER, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director's death, Beneficiary shall mean the Non-Employee Director's estate.

        "BENEFICIARY DESIGNATION FORM" means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

        "BOARD" means the Board of Directors of the Company.

        "CHANGE IN CONTROL" means the happening of any of the following:

            (i) When any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (ii) The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        "CHANGE IN CONTROL PRICE" means, as determined by the Administrator, (i) the highest Fair Market Value at any time within the sixty-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the "SIXTY-DAY PERIOD"), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the Sixty-Day Period.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

        "COMMON STOCK" means the common stock of the Company, no par value per share.

        "COMPANY" means Apple Computer, Inc., a California corporation, or any successor to substantially all of its business.

        "EFFECTIVE DATE" means, subject to Section 9(e), August 5, 1997.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

        "FAIR MARKET VALUE" means the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system (including without limitation the Nasdaq National Market), its Fair Market Value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) for the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

            (ii) If the Common Stock is regularly quoted on the Nasdaq system (but not on the Nasdaq National Market) or quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination.

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        "INITIAL OPTION" means an Option granted to a Non-Employee Director pursuant to Section 4(a)(i) of the Plan.

        "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

        "OPTION" means an option to purchase shares of Common Stock awarded to a Non-Employee Director pursuant to the Plan and includes Initial Options and Annual Options.

        "PLAN" means the Apple Computer, Inc. 1997 Director Stock Option Plan.

        "SECTION 3 LIMIT" shall have the meaning set forth in Section 3 of the Plan.

        "SUBSIDIARY" means any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.

                                                    Preliminary Copy

                              PROXY CARD

                          APPLE COMPUTER, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 3, 1998

   The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Apple Computer, Inc. to be held at 1 Infinite Loop, Cupertino, California 95014 on Tuesday, February 3, 1998 at 10:00 a.m., and hereby appoints Fred D. Anderson and Nancy R. Heinen, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

   THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

               IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE

/X/ Please mark
    votes as in this
    example.

PLEASE VOTE, SIGN, DATE AND PROMPTLY
RETURN THIS CARD.

1. To elect three directors to Class II of the Company's Board of Directors.

NOMINEES: Steven P. Jobs, Lawrence J.
          Ellison and Edgar S. Woolard, Jr.

                       WITHHELD
          FOR ALL      FROM ALL
          NOMINEES     NOMINEES
            / /          / /

/ /
   ---------------------------------------
   For all nominees except as noted above

   MARK HERE FOR   / /
   ADDRESS
   CHANGE AND
   NOTE BELOW

                                                          FOR  AGAINST  ABSTAIN
                                                          / /    / /      / /
2. To approve an amendment to the Company's
   Restated Articles of Incorporation to eliminate the classification of the Company's Board of Directors and thereby ensure that each director will stand for election annually.

3. To approve (i) the Apple Computer, Inc. 1997           / /    / /      / /
   Director Stock Option Plan, which provides for the issuance of up to 400,000 shares of the Company's Common Stock, and (ii) the grant pursuant to a predecessor stock option plan for non-employee directors of 15,000 stock options to each of Edgar S. Woolard, Jr. and Gareth
   C.C. Chang, both non-employee directors of the Company, and the reservation of 430,000 shares of Common Stock in the aggregate for issuance pursuant to the 1997 Director Stock Option Plan and such grants.

4. To ratify the appointment of KPMG Peat                 / /    / /      / /
   Marwick LLP as independent auditors of the Company for fiscal year 1998.

5. To transact such other business as may                 / /    / /      / /
   properly come before the meeting or any
   adjournment(s) thereof.

This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.If shares are held by joint tenants or as community property, both persons should sign.

Signature_____________ Date_________  Signature_________________Date_________